Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112826, 333-131751 and 333-123638) pertaining to the Renovis, Inc. 2003 Stock Plan, Amended and Restated 2003 Equity Incentive Plan, 2000 Equity Incentive Plan, Stand-Alone Option Grant to William K. Schmidt, Stand-Alone Option Grant to Marlene F. Perry, Stand-Alone Option Grant to Randall Moreadith, 2005 Employment Commencement Incentive Plan, 2006 Employment Commencement Incentive Plan and the Employee Stock Purchase Plan, and in the Registration Statement (Form S-3 No. 333-122762) and the related Prospectus, of our reports dated March 8, 2006 with respect to the financial statements of Renovis, Inc., Renovis, Inc. management’s assessment of the effectiveness of internal controls over financial reporting, and the effectiveness of internal control over financial reporting of Renovis, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Palo Alto, California

March 8, 2006